EXHIBIT 99.2

To: The Beneficial Owners of Neurotech Development Corporation Common Stock:

As you know, a plan of recapitalization was approved by our stockholders at a Special Meeting held on April 8, 2002.

The form of Certificate of Amendment of our by-laws approved by our stockholders provides that "each holder of any certificate or certificates that immediately prior to the effective time of the recapitalization represented our common stock, upon surrender of such certificate or certificates to us or our transfer agent, shall be entitled to receive" certificates of shares of Class A common stock and Series 1 Class B common stock in accordance with the exchange ratio described in the Certificate of Amendment.

In order to ensure your right to receive new stock certificates for the Class A common stock and Series 1 Class B common stock of Neurotech Development Corporation, you should first obtain stock certificates for your current shares of Neurotech Development Corporation by contacting your broker and requesting that they promptly obtain and deliver the certificate to you registered in your name.

Once you receive the stock certificate for the shares you beneficially own, you should read and carefully complete the Letter of Transmittal enclosed herewith. Please then forward the completed Letter of Transmittal together with your stock certificate to our Exchange Agent, American Stock Transfer & Trust Company, Inc. Note that there is no need for you to, and you should not, endorse the stock certificate.

Stockholders should note that our Exchange Agent will not be able to issue you certificates of Class A common stock and Series 1 Class B common stock representing an interest in Neurotech Development Corporation. until the Certificate of Amendment of our Corporate by-laws Incorporation is filed in the State of Delaware. Accordingly, stockholders need to transmit their certificate(s) to the Exchange Agent only upon, or shortly prior to, effectiveness of the recapitalization. THE COMPANY EXPECTS THAT THE EFFECTIVE DATE OF THE CERTIFICATE OF AMENDMENT WILL BE May 24, 2002. Accordingly the company has set the last day of trading of existing Neurotech common to be May 17, 2002. The company will accept old shares of Neurotech for exchange up until July 1, 2002. After July 1, 2002 shares of Neurotech common will no longer represent an interest in Neurotech Development Corporation. Conversion of series 1 class B common may be converted into Class A common from the 1st day of July forward.

No new shares will be issued under any circumstances without physical delivery of old certificates. If you claim a lost or destroyed certificate you will be required to file appropriate affidavits and to post a bond indemnifying Neurotech against any third party claims or loss. Such affidavits will require that you identify the lost or destroyed certificates by certificate number and Cusip number as well as a copy of purchase ticket from the selling broker. (see instruction 4)

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Once the recapitalization  becomes effective,  all issued and outstanding shares of our current common stock will cease to represent an interest in NEUROTECH will only represent a right to be exchanged for new shares of Class A and Series 1 Class B common stock of NEUROTECH DEVELOPMENT CORPORATION. All shares of Neurotech common must be in the hands of the exchange agent no later than July 1, 2002.

Very truly yours,

Neurotech Development Corporation



The name and address of the registered owner(s) of the NEUROTECH Shares are printed above as they appear on the certificate(s) representing the NEUROTECH Shares surrendered hereby. The certificate(s) and the number of NEUROTECH Shares that the undersigned is hereby surrendering are indicated in the appropriate box above.

The undersigned represents that he or she has full power and authority to surrender the NEUROTECH Shares and the certificate(s) representing the NEUROTECH Shares free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute any additional documents necessary to complete the surrender of the NEUROTECH Shares and their exchange for the NEUROTECH DEVELOPMENT Common Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of, the undersigned.

Please mail new certificates representing the applicable number of NEUROTECH DEVELOPMENT Corporation A Common Shares, and series 1 B common shares, for the surrendered certificate(s) formerly representing the NEUROTECH Corporation Shares to the address specified above unless otherwise indicated under "Special Transfer" instructions.

NEUROTECH DEVELOPMENT CORPORATION

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